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                                                                  Exhibit 10.19

                       MANAGEMENT STOCK PURCHASE AGREEMENT


         THIS MANAGEMENT STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November __, 1997 (the "Effective Date") between Stepup Limited, a Cayman Islands corporation ("Stepup"), Werner Holding Co. (PA), Inc., a Pennsylvania corporation (the "Company"), and the individual signatory hereto ("Buyer").

                                 R E C I T A L S

         A. Buyer is an employee of the Company or a Subsidiary (as defined herein) and desires to acquire an equity interest in the Company.

         B. Buyer does not own shares of common stock of the Company ("Company Common Stock").

         C. Stepup is willing to sell to Buyer shares of Class C Stock, $0.01 par value, of the Company ("Class C Stock") subject to the terms and conditions of this Agreement.

                                   AGREEMENTS

         1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

                  "Act" means the Securities Act of 1933, as amended.

                  "Agreement" means this Management Stock Purchase Agreement.

                  "Approved Sale" means a transaction or a series of related transactions which results in a BONA FIDE, unaffiliated change of economic beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company or a Subsidiary, the sale of the assets of the Company, or a merger or consolidation (other than (i) a sale of stock by an Initial Stockholder to another Initial Stockholder, an affiliate thereof, or a non-U.S. entity with respect to which an Initial Stockholder or an affiliate thereof has an administrative relationship, or (ii) a sale of stock in a public offering or pursuant to Rule 144 under the Act).

                  "Articles of Incorporation" means the Restated Articles of Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Class C Stock.

                  "Buyer" is defined in the preamble.

                  "Cause," when used in connection with the termination of employment of Buyer, has the meaning set forth in the employment agreement between the Company and Buyer, or if there is no such employment agreement, means (a) conviction of Buyer for a felony, or the entry by Buyer of a plea of guilty or NOLO CONTENDERE to a felony, (b) the


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commission of an act of fraud involving dishonesty for personal gain which is materially injurious to the Company, (c) the willful and continued refusal by the Buyer to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance is delivered to the Buyer by the Company's Board of Directors, where such demand specifically identifies the manner in which the Company's Board of Directors believes that the Buyer has refused to substantially perform his duties and the passage of a reasonable period of time for Buyer to comply with such demand or (d) the willful engaging by the Buyer in gross misconduct materially and demonstrably injurious to the Company or its Subsidiaries. For purposes of this paragraph, no act or failure to act on the Buyer's part shall be considered "willful" unless done, or omitted to be done, by the Buyer not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its Subsidiaries. Notwithstanding the foregoing, with respect to termination for Cause arising out of conduct described in clause (b), (c) or (d) above, a termination shall not be considered for Cause for purposes of this Agreement unless there shall have been delivered to the Buyer a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire Board of Directors of the Company, at a meeting of such board called and held for that purpose (after reasonable notice to the Buyer and an opportunity for the Buyer, together with his counsel or other advisors, to be heard at such meeting), finding that in the good faith opinion of the board the Buyer had engaged in conduct described above in clause (b), (c) or (d) of the first sentence of this paragraph and specifying the particulars thereof in detail. Such a finding by the Board of Directors of the Company is a prerequisite to a termination for Cause pursuant to clauses (b), (c) or (d) above; PROVIDED, HOWEVER, that such a finding may be challenged, by appropriate judicial process, on the merits (i.e., that Cause did not exist) or on the basis that the board's finding was not made in good faith (provided that proof that Cause for termination existed shall be a complete defense to any showing that the board's findings was not made in good faith).

                  "Class C Stock" is defined in recital C.

                  "Closing Date" means the date on which occurs the closing of the recapitalization of the Company pursuant to the Recapitalization Agreement dated as of October 8, 1997 by and between the Company and the Investors, as such term is defined herein.

                  "Company" is defined in the preamble.

                  "Company Common Stock" is defined in recital B.

                  "Cost" means $2421.29 per share.

                  "Disability" has the meaning set forth in the employment agreement between the Company and Buyer or, if there is no such employment agreement, means the failure by Buyer to render full-time employment services to the Company for an aggregate of ninety (90) days in any continuous period of six
(6) months on account of physical or mental disability.

                  "Effective Date" is defined in the preamble.

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                  "Endorsed Certificate" is defined in Section 4(a).

                  "Fair Market Value" means the value of a Share, as of the Termination Date, determined pursuant to Section 4(d).

                  "Fiscal Year" means the fiscal year of the Company.

                  "Good Reason" means, unless Buyer shall have consented in writing thereto, any of the following:


                           (a) except as specifically provided in Buyer's employment agreement, if any, the assignment to Buyer of duties, or the assignment of Buyer to a position, constituting a material diminution in Buyer's role, responsibilities or authority compared with his role, responsibilities or authority on the Effective Date;


                           (b) a reduction by the Company in Buyer's bonus opportunities or base salary as in effect on the Effective Date or as the same may be increased from time to time;;


                           (c) unless the members of the Board appointed pursuant to section 4(iii) of the Shareholder Agreement dated as of November 24, 1997 agree to such reduction or other action, any material reduction in the level of benefits (including participation in any bonus plan) to which Buyer is entitled under one or more employee benefit plans on the Effective Date, or the taking of any action by the Company which would adversely affect Buyer's accrued benefits under any such employee benefit plans or deprive Buyer of any material fringe benefit enjoyed by Buyer on the Effective Date;


                           (d) a demand by the Company to Buyer to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which Buyer performed his duties on the Effective Date; or


                           (e) any material breach of this Agreement on the part of the Company.

                  "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System, or is traded or quoted on any other national stock exchange or national securities system.

                  "Initial Stockholders" means the shareholders of the Company who became shareholders as of the Closing Date (other than any such shareholders who are also employees of


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the Company or were shareholders of the Company prior to the Closing Date) and any transferees of such shareholders prior to an Approved Sale or an IPO.

                  "Investors" means those entities set forth on Schedule 1 of the Recapitalization Agreement.

                  "permitted transferee" is defined in Section 3.

                  "person" means an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

                  "Remaining Capital Stock" means the Company's capital stock outstanding immediately prior to the Approved Sale other than the Company's capital stock disposed of by stockholders of the Company as a result of such Approved Sale in exchange for money or other property.

                  "Repurchase Period" is defined in Section 4(a).

                  "Retirement" has the meaning set forth in the employment agreement between the Company and Buyer, or if there is no such employment agreement, means Buyer's retirement from the Company in accordance with the Company's normal retirement policy generally applicable to its salaried employees.

                  "Shareholder Rights Agreement" is defined in Section 5.

                  "Shares" is defined in Section 2.

                  "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

                  "Termination Date" means the date on which Buyer ceases to be employed by the Company for any reason.

         2. PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions hereof, Stepup hereby sells and transfers to Buyer the number of shares of Class C Stock of the Company set forth on the signature page hereof (the "Shares") in consideration of the transfer by Buyer to Stepup of the amount set forth on the signature page hereof, receipt of which is hereby acknowledged by Stepup.

         3. RESTRICTIONS ON TRANSFERS OF SHARES; PERMITTED TRANSFEREES. Subject to Sections 4, 5 and 6 hereof and Exhibit A hereto, prior to 180 days following an Initial Public Offering, the Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Buyer may transfer the Shares (i) to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Buyer or his or her spouse, child or heir or to a partnership the partners of which consist solely of the Buyer and/or his or her spouse, child, heir and/or successor (a "permitted transferee"), or


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(ii) [insert appropriate references to the Articles of Incorporation]. This
Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Shares, and for purposes of Sections 4, 5, and 6, the rights and obligations relating to Shares owned by Buyer shall extend as well to Shares owned by permitted transferees of Buyer and, unless the context otherwise requires, each reference to Buyer in said Sections shall encompass also permitted transferees of Buyer. The stock certificates issued to evidence Shares hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

         4. REPURCHASE OF SHARES.

                  (a) In the event that Buyer ceases to be employed by the Company for any reason prior to an Initial Public Offering, Stepup, during the sixty (60) days following the Termination Date (the "Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Shares. The purchase price for each Share shall equal Fair Market Value, or, if Buyer resigns without Good Reason prior to January 1, 2001 or is terminated for Cause at any time, the lower of Fair Market Value or Cost. If Stepup elects to purchase the Shares, it shall notify Buyer at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by Stepup (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period, provided that Buyer has presented to Stepup a stock certificate evidencing the Shares duly endorsed for transfer (the "Endorsed Certificate"). If Buyer fails to deliver the Endorsed Certificate, the Shares represented thereby shall be deemed to have been purchased upon (i) the payment by Stepup of the purchase price to Buyer or his or her permitted transferee or (ii) notice to Buyer or such permitted transferee that Stepup is holding the purchase price for the account of Buyer or such permitted transferee, and upon such payment or notice Buyer and such permitted transferee will have no further rights in or to such Shares. If Stepup does not purchase the Shares, the restrictions on transfer thereof contained in this Agreement shall terminate and be of no further force and effect.

                  (b) If Buyer's employment by the Company is terminated prior to an Initial Public Offering or an Approved Sale (i) by the Company without Cause or by Buyer for any reason; (ii) due to Buyer's Retirement, death or Disability; or (iii) by the Company with Cause after January 1, 2001, Buyer or his or her representative, during the 120 days following the Termination Date, shall have a one-time right to require Stepup to purchase all, but not less than all, of the Shares, unless, by the thirtieth (30th) day after Stepup and the Company have received notice of Buyer's election to exercise his put right, the Company has notified Buyer and Stepup of its election, exercisable in the discretion of the Company, to purchase the Shares on the same terms as such Shares were offered to Stepup, in which case the Shares will be acquired by the Company. The purchase price shall be at Fair Market Value, unless the employment of Buyer is terminated for any reason other than Retirement, death, or Disability prior to January 1, 2001 and Buyer exercises his put right prior to such date, in which case the purchase price will be the lower of Fair Market Value or Cost. The purchase price shall be paid in cash on the thirtieth (30th) day after Stepup and the Company have received notice of Buyer's election to exercise his put right (the "Put Date"), provided that Stepup or the Company, as the case may be, need not pay the purchase price until such later time that Buyer presents to the Company the Endorsed Certificate.


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                  (c) The Fair Market Value of Shares to be purchased by the
Company or Stepup, as the case may be, hereunder shall be determined in good faith by the Company's Board of Directors. The Board of Directors shall make its determination of Fair Market Value annually (the "Annual Valuation") promptly after the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board of Directors makes the next Annual Valuation. Notwithstanding the foregoing, if the Board of Directors or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to an Annual Valuation, such subsequent determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest or lack of liquidity of the Shares or similar discount) and determined in a manner consistent with the manner in which the purchase price to be paid by the Investors pursuant to the Recapitalization Agreement was determined. If such determination of the Fair Market Value is challenged by Buyer, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value as of the date of valuation referenced in the Annual Valuation or a subsequent determination. The investment banker's or appraiser's determination shall be conclusive and binding on the Company and Buyer. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by such investment banker or appraiser is less than 115% of the determination challenged by the Buyer, in which case Buyer shall promptly pay or reimburse the Company for such costs (up to a maximum amount of $______). If Buyer and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a third investment banker or appraiser who shall establish the Fair Market Value. Notwithstanding the foregoing, the Company shall obtain valuation of all of its common stock at least once annually for purposes of Buyer's estate and gift planning; provided, however, that such valuation is not binding on the Board of Directors for purposes of determining Fair Market Value.

                  (d) Buyer shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he or she continues to be employed by the Company or a Subsidiary, or by a company of which the Company is a Subsidiary.

         5. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Buyer as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                  (b) Upon delivery to Buyer in accordance with the terms hereof, the Shares will be duly and validly authorized, issued and outstanding, fully paid and non-assessable.

                  (c) The Shares shall not be subject to dilution upon (i) the conversion, pursuant to the terms of the Articles of Incorporation, of (A) any of the Company's Class D Stock or Class E Stock, each with a par value of $0.01, or (B) any of the Class C Stock, or (ii) the


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exercise of those certain warrants issued by the Company on November __,
1997 entitling the holder thereof to purchase shares of the Company's common stock, $0.01 par value.

         6. REPRESENTATIONS AND ACKNOWLEDGMENTS OF BUYER.

                  (a) Buyer hereby represents and warrants to the Company as follows:

                           (i) Buyer is acquiring the Shares for investment for his or her own account and without a view to further distribution of the Shares.

                           (ii) Buyer is an employee of the Company and has been given access to all information that Buyer considers necessary to make an investment decision as to the Shares.

                  (b) Buyer hereby acknowledges to the Company as follows:

                           (i) The Shares are being transferred to Buyer without registration under the Act pursuant to exemptions from registration thereunder. Buyer cannot transfer the Shares except pursuant to an effective registration statement or an exemption from registration under the Act.

                           (ii) The Shares are nonvoting under the Articles of
Incorporation.

         7. GOVERNING LAW. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

         8. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):


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                  If to Stepup to:

                  Stepup Limited
                  P.O. Box 1111, West Wind Building
                  Grand Cayman, Cayman Islands B.W.I.

                  With a copy to:

                  Investcorp Management Services Limited
                  c/o Investcorp Bank E.C.
                  P.O. Box 5430
                  Manama, Bahrain
                  Attention:  H. Richard Lukens, III

                  If to the Company to:

                  Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, PA  16125
                  Attention:  Eric J. Werner, Esq.

                  With a required copy (which shall not constitute notice to the principal) to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue, 47th Floor
                           New York, New York  10166
                           Attention:  E. Michael Greaney, Esq.

                  If to Buyer, to the address set forth on the signature page hereof.

         9. AMENDMENTS AND WAIVERS. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

         10. CAPITALIZATIONS, EXCHANGES, ETC. AFFECTING SHARES; ADJUSTMENT OF COST.

                  (a) The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale. Nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

                  (b) In the event of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar event as a result of which Buyer holds a lesser or greater number of Shares and/or other securities, the


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Cost of a Share or other security shall be appropriately adjusted as determined in good faith by the Board of Directors of the Company.

         11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

         12. SEPARABILITY. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

         13. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         15. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

         16. REMEDIES. Consistent with section 18 herein, in the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

         17. NOT AN EMPLOYMENT CONTRACT. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon Buyer any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of Buyer with or without Cause.

         18. ARBITRATION. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein ("Rules"). There shall be one arbitrator who shall be jointly selected by the parties. If the parties have not jointly agreed upon an arbitrator within twenty days of respondent's receipt of claimant's notice of intention to arbitrate, either party may request


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the American Arbitration Association to furnish the parties with a list of names from which the parties shall jointly select an arbitrator. If the parties have not agreed upon an arbitrator within ten days of the transmittal date of the list, then each party shall have an additional five days in which to strike any names objected to, number the remaining names in order of preference, and return the list to the American Arbitration Association, which shall then select an arbitrator in accordance with Rule 13 of the Rules. The place of arbitration shall be Pittsburgh, Pennsylvania. By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator's fees and expenses.

         19. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.




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         IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.


                                 WERNER HOLDING CO. (PA), INC.




                                 By:
                                     -----------------------------------
                                       Name:
                                       Title:






                                 STEPUP LIMITED

                                 By:
                                     -----------------------------------
                                 Name:
                                 Title:



                                 "BUYER"




                                 ---------------------------------------
                                 Name:
                                 Address:


                                 No. of Shares of Class C
                                 Stock acquired by Buyer:


                                 Amount paid by Buyer:




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